Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER 2016 RESULTS

TEMPE, AZ – April 28, 2016 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported results of operations for the quarter ended March 31, 2016.

In the first quarter of 2016, consolidated net sales were $1.17 billion, down 4% year over year, as an increase in net sales in the Company’s North America segment was offset by lower sales reported in EMEA and APAC. Gross profit of $161.1 million in the first quarter of 2016 was flat year to year in U.S. dollars despite the top-line decline due to improved gross margin performance in EMEA and APAC. Consolidated selling and administrative expenses increased 4% to $146.1 million in the first quarter of 2016, reflecting investments across the business, most notably in the Company’s North America operating segment. As a result, earnings from operations decreased year to year to $15.0 million and diluted earnings per share decreased to $0.21 compared to $0.29 reported in the first quarter of 2015, excluding severance and restructuring expenses. The Company recorded $1.4 million in severance and restructuring expenses in the first quarter of 2016, primarily in its North America business, compared to $723,000 last year. On a GAAP basis, earnings from operations decreased to $13.6 million and diluted earnings per share was $0.18 in the first quarter of 2016 compared to $0.27 reported last year.

“Overall for the quarter, our EMEA and Asia Pacific businesses delivered strong earnings growth year over year,” stated Ken Lamneck, President and Chief Executive Officer. “Our North America business has not met our profitability expectations in recent quarters. This has been related to a combination of a higher percentage of large and public sector clients as well as a shift in product mix resulting in lower data center sales. This could be somewhat cyclical, but market data suggests softer demand for data center solutions, and we are cautious about recovery in our product mix over the balance of this year,” added Lamneck.

“We continue to be excited about our potential in North America but believed that we needed to take action to support our long-term profitable growth,” stated Lamneck. “To that end, we recently concluded several cost reduction initiatives across our U.S. business that will allow us to better align our cost structure with current gross profit performance. Annualized savings from these actions are expected to be approximately $20 million beginning in May of 2016,” Lamneck concluded.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2016 Results, Page 2	April 28, 2016

•	Consolidated net sales of $1.17 billion for the first quarter of 2016 decreased 4% compared to the first quarter of 2015, down 3% year to year excluding the effects of foreign currency movements.

•	Net sales in North America of $826.9 million were up 1% year over year;

•	Net sales in EMEA of $303.4 million decreased 15% year to year, down 11% excluding the effects of foreign currency movements; and

•	Net sales in APAC of $38.7 million decreased 8% year to year, down 3% excluding the effects of foreign currency movements.

•	Consolidated gross profit of $161.1 million was relatively flat compared to the first quarter of 2015, but increased 1% year over year excluding the effects of foreign currency movements. Consolidated gross margin increased approximately 50 basis points to 13.8% of net sales.

•	Gross profit in North America of $111.7 million (13.5% gross margin) was flat year over year, and increased 1% excluding the effects of foreign currency movements;

•	Gross profit in EMEA of $43.4 million (14.3% gross margin) decreased 3% year to year, but was up 1% year over year excluding the effects of foreign currency movements; and

•	Gross profit in APAC of $5.9 million (15.3% gross margin) increased 8% year over year, up 14% year over year excluding the effects of foreign currency movements.

•	Consolidated earnings from operations decreased 33% compared to the first quarter of 2015 to $13.6 million, or 1.2% of net sales. Excluding the effects of foreign currency movements, the decrease in consolidated earnings from operations was 32% year to year.

•	Earnings from operations in North America decreased 44% year to year to $10.5 million, or 1.3% of net sales;

•	Earnings from operations in EMEA increased 57% year over year to $2.7 million, or 0.9% of net sales, up 54% excluding the effects of foreign currency movements; and

•	Earnings from operations in APAC increased to $425,000, or 1.1% of net sales.

•	Non-GAAP consolidated earnings from operations, which excludes severance and restructuring expenses in both periods, decreased 29% year to year to $15.0 million, or 1.3% of net sales for the first quarter of 2016.*

•	Consolidated net earnings and diluted earnings per share for the first quarter of 2016 were $6.9 million and $0.18, respectively, at an effective tax rate of 38.2%.

•	Non-GAAP consolidated net earnings and diluted earnings per share, which exclude severance and restructuring expenses and the tax effect of these charges in both periods, were $7.7 million and $0.21, respectively, for the first quarter of 2016.*

•	The Company repurchased approximately 505,000 shares of its common stock at a total cost of approximately $13.5 million during the first quarter of 2016.

* A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2016 Results, Page 3	April 28, 2016

The Company refers to changes in net sales, gross profit and earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of foreign currency movements. In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.

Net of tax amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

GUIDANCE

For the full year 2016, the Company continues to expect its business to deliver top-line growth in the low-to-mid single digit range in U.S. dollar terms. The Company also continues to expect diluted earnings per share for the full year 2016 to be between $2.25 and $2.35.

This outlook reflects:

•	The adverse effect on gross profit of previously announced partner program changes in the software category, which the Company expects to be between $5 and $10 million;

•	The positive effect on selling and administrative expenses of recent cost reduction initiatives in North America, which the Company expects to be approximately $13 to $15 million over the balance of 2016;

•	an effective tax rate of approximately 37% - 38%;

•	the completion of the balance of the Company’s share repurchase program of $37 million, leading to an average share count of approximately 37 million shares for the year; and

•	capital expenditures of $10 to $15 million.

This outlook excludes severance and restructuring expenses incurred during the year.

CONFERENCE CALL AND WEBCAST

The Company will host a conference call and live webcast today at 5:00 p.m. ET to discuss first quarter 2016 results of operations. A live web cast of the conference call (in listen-only mode) will be available on the Company’s web site at http://nsit.client.shareholder.com/events.cfm, and a replay of the web cast will be available on the Company’s web site for a limited time following the call. To listen to the live web cast by telephone, call 1-877-402-8904 if located in the U.S., 678-809-1029 for international callers, and enter the access code 87781634.

USE OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures exclude severance and restructuring expenses and the tax effect of these charges. The Company excludes these charges when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors. The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2016 Results, Page 4	April 28, 2016

FINANCIAL SUMMARY TABLE

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015	change
Insight Enterprises, Inc.
Net sales	$1,168,982	$1,219,679	(4%)
Gross profit	$161,108	$161,813	—
Gross margin	13.8%	13.3%	50	bps
Selling and administrative expenses	$146,119	$140,796	4%
Severance and restructuring expenses	$1,356	$723	88%
Earnings from operations	$13,633	$20,294	(33%)
Net earnings	$6,888	$10,951	(37%)
Diluted earnings per share	$0.18	$0.27	(33%)
North America
Net sales	$826,888	$822,709	1%
Gross profit	$111,743	$111,516	—
Gross margin	13.5%	13.6%	(10	bps)
Selling and administrative expenses	$100,041	$92,402	8%
Severance and restructuring expenses	$1,217	$405	200%
Earnings from operations	$10,485	$18,709	(44%)
EMEA
Net sales	$303,360	$354,842	(15%)
Gross profit	$43,426	$44,811	(3%)
Gross margin	14.3%	12.6%	170	bps
Selling and administrative expenses	$40,679	$42,757	(5%)
Severance and restructuring expenses	$24	$318	(92%)
Earnings from operations	$2,723	$1,736	57%
APAC
Net sales	$38,734	$42,128	(8%)
Gross profit	$5,939	$5,486	8%
Gross margin	15.3%	13.0%	230	bps
Selling and administrative expenses	$5,399	$5,637	(4%)
Severance and restructuring expenses	$115	$—		**
Earnings (loss) from operations	$425	$(151)	381%

	North America			EMEA			APAC
	Three Months Ended March 31,			Three Months Ended March 31,			Three Months Ended March 31,
Sales Mix	2016	2015	% change*	2016	2015	% change*	2016	2015	% change*
Hardware	63%	61%	3%	40%	41%	(18%)	9%	5%	90%
Software	29%	32%	(6%)	57%	56%	(12%)	87%	92%	(14%)
Services	8%	7%	11%	3%	3%	(11%)	4%	3%	12%

	100%	100%	1%	100%	100%	(15%)	100%	100%	(8%)

*	Represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of foreign currency movements.
** Percentage	change not considered meaningful.

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2016 Results, Page 5	April 28, 2016

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call and webcast are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the Company’s expected 2016 financial results, including top-line growth rates and diluted earnings per share, and the assumptions relating thereto, including foreign currency exchange rates, the effect on gross margin of partner program changes, the effect on selling and administrative expenses of recent cost reduction initiatives in North America, the Company’s effective tax rate, capital expenditures, plans concerning the completion of the Company’s recently authorized share repurchase program and its effect on the expected average outstanding share count for 2016 and the health of the IT industry and trends and opportunities relating thereto, are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements. Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements, include, but are not limited to, the following, which are discussed in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015:

•	actions of the Company’s competitors, including manufacturers and publishers of products the Company sells;

•	the Company’s reliance on partners for product availability, competitive products to sell and related marketing funds and purchasing incentives;

•	changes in the IT industry and/or rapid changes in technology;

•	possible significant fluctuations in the Company’s future operating results;

•	general economic conditions;

•	the risks associated with the Company’s international operations;

•	the security of the Company’s electronic and other confidential information;

•	disruptions in the Company’s IT systems and voice and data networks;

•	failure to comply with the terms and conditions of the Company’s commercial and public sector contracts;

•	the Company’s reliance on commercial delivery services;

•	the Company’s dependence on certain personnel;

•	exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations; and

•	intellectual property infringement claims and challenges to the Company’s registered trademarks and trade names.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the Securities and Exchange Commission. Any forward-looking statements in this release should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others. The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements. The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACTS:	GLYNIS BRYAN	HELEN JOHNSON
	CHIEF FINANCIAL OFFICER	SENIOR VP, FINANCE
	TEL. 480.333.3390	TEL. 480.333.3234
	EMAIL glynis.bryan@insight.com	EMAIL helen.johnson@insight.com

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2016 Results, Page 6	April 28, 2016

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Net sales	$1,168,982	$1,219,679
Costs of goods sold	1,007,874	1,057,866

Gross profit	161,108	161,813
Operating expenses:
Selling and administrative expenses	146,119	140,796
Severance and restructuring expenses	1,356	723

Earnings from operations	13,633	20,294
Non-operating (income) expense:
Interest income	(250)	(154)
Interest expense	1,848	1,738
Net foreign currency exchange loss	616	613
Other expense, net	268	331

Earnings before income taxes	11,151	17,766
Income tax expense	4,263	6,815

Net earnings	$6,888	$10,951

Net earnings per share:
Basic	$0.19	$0.28

Diluted	$0.18	$0.27

Shares used in per share calculations:
Basic	37,075	39,673

Diluted	37,386	39,994

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2016 Results, Page 7	April 28, 2016

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$173,910	$187,978
Accounts receivable, net	1,050,866	1,315,094
Inventories	129,452	119,820
Inventories not available for sale	52,453	51,756
Other current assets	85,147	77,011

Total current assets	1,491,828	1,751,659
Property and equipment, net	85,975	88,281
Goodwill	56,195	56,195
Intangible assets, net	23,790	26,983
Deferred income taxes	62,927	62,986
Other assets	28,452	27,913

	$1,749,167	$2,014,017

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$609,882	$905,464
Accounts payable – inventory financing facility	102,064	106,327
Accrued expenses and other current liabilities	122,315	144,633
Current portion of long-term debt	1,206	1,535
Deferred revenue	53,627	50,166

Total current liabilities	889,094	1,208,125
Long-term debt	141,171	89,000
Deferred income taxes	197	239
Other liabilities	31,222	30,911

	1,061,684	1,328,275

Stockholders’ equity:
Preferred stock	—	—
Common stock	368	371
Additional paid-in capital	313,273	316,686
Retained earnings	406,459	408,721
Accumulated other comprehensive loss – foreign currency translation adjustments	(32,617)	(40,036)

Total stockholders’ equity	687,483	685,742

	$1,749,167	$2,014,017

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2016 Results, Page 8	April 28, 2016

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net earnings	$6,888	$10,951
Adjustments to reconcile net earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	10,180	9,542
Provision for losses on accounts receivable	608	1,083
Write-downs of inventories	967	826
Non-cash stock-based compensation	2,799	2,323
Excess tax benefit from employee gains on stock-based compensation	(258)	(345)
Deferred income taxes	(1)	31
Changes in assets and liabilities:
Decrease in accounts receivable	265,222	239,253
Increase in inventories	(11,334)	(18,079)
Increase in other assets	(8,259)	(11,456)
Decrease in accounts payable	(297,714)	(198,530)
Increase in deferred revenue	3,370	7,384
Decrease in accrued expenses and other liabilities	(19,655)	(22,165)

Net cash (used in) provided by operating activities	(47,187)	20,818

Cash flows from investing activities:
Purchases of property and equipment	(2,896)	(3,194)

Net cash used in investing activities	(2,896)	(3,194)

Cash flows from financing activities:
Borrowings on senior revolving credit facility	214,920	158,410
Repayments on senior revolving credit facility	(214,920)	(138,910)
Borrowings on accounts receivable securitization financing facility	516,000	409,100
Repayments on accounts receivable securitization financing facility	(465,000)	(395,100)
Repayments under other financing agreements	(632)	—
Payments on capital lease obligations	(56)	(55)
Net (repayments) borrowings under inventory financing facility	(4,263)	22,505
Excess tax benefit from employee gains on stock-based compensation	258	345
Payment of payroll taxes on stock-based compensation through shares withheld	(2,098)	(1,826)
Repurchases of common stock	(13,461)	(38,559)

Net cash provided by financing activities	30,748	15,910

Foreign currency exchange effect on cash and cash equivalent balances	5,267	(11,932)

(Decrease) increase in cash and cash equivalents	(14,068)	21,602
Cash and cash equivalents at beginning of period	187,978	164,524

Cash and cash equivalents at end of period	$173,910	$186,126

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958

Insight Q1 2016 Results, Page 9	April 28, 2016

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Consolidated Earnings from Operations:
GAAP	$13,633	$20,294
Severance and restructuring expenses	1,356	723

Non-GAAP	$14,989	$21,017

Consolidated Net Earnings:
GAAP	$6,888	$10,951
Severance and restructuring expenses, net of tax	854	556

Non-GAAP	$7,742	$11,507

Consolidated Diluted EPS:
GAAP	$0.18	$0.27
Severance and restructuring expenses, net of tax	0.03	0.02

Non-GAAP	$0.21	$0.29

North America Earnings from Operations:
GAAP	$10,485	$18,709
Severance and restructuring expenses	1,217	405

Non-GAAP	$11,702	$19,114

EMEA Earnings from Operations:
GAAP	$2,723	$1,736
Severance and restructuring expenses	24	318

Non-GAAP	$2,747	$2,054

APAC Earnings (Loss) from Operations:
GAAP	$425	$(151)
Severance and restructuring expenses	115	—

Non-GAAP	$540	$(151)

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Insight Enterprises, Inc.         6820 South Harl Avenue         Tempe, Arizona 85283         800.467.4448         FAX 480.760.8958